                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                REXWORKS INC.
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                                REXWORKS INC.
- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transactions applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

                                                        [REXWORKS LOGO]



                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                                 REXWORKS INC.
                            445 West Oklahoma Avenue
                              Milwaukee, WI  53207


To Our Stockholders:

The Annual Meeting of the stockholders of Rexworks Inc. (the "Company") will be held at the Company's offices located at 445 West Oklahoma Avenue, Milwaukee, Wisconsin, on Tuesday, May 28, 1996 commencing at 9:00 a.m. C.D.T. for the following purposes:

      1. To elect six directors;

      2. To ratify the appointment of Arthur Andersen LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending December 31, 1996; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 1, 1996 are entitled to vote at the meeting. You are cordially invited to attend the meeting in person. However, whether you plan to attend the meeting or not, you are urged to sign, date and mark the accompanying proxy card and mail it at once in the enclosed envelope, which requires no postage if mailed in the United States. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum.

Please consult the accompanying Proxy Statement for further information concerning the Meeting, the election of Directors, the ratification of auditors and other matters.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ Thomas D. Lauerman

                                 Thomas D. Lauerman
                                 Secretary


Milwaukee, Wisconsin
April 17, 1996

                                 REXWORKS INC.

                              PROXY STATEMENT FOR
                      1996 ANNUAL MEETING OF STOCKHOLDERS


This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Rexworks Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 445 West Oklahoma Avenue, Milwaukee, Wisconsin, on May 28, 1996, commencing at 9:00 a.m. C.D.T. and at any adjournments thereof. This proxy material is being mailed on or about April 26, 1996 to stockholders of record as of April 1, 1996.

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

A stockholder who executes the accompanying form of proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or an executed proxy bearing a later date, or by attending the annual meeting and voting in person. All shares represented by proxies received pursuant to this solicitation prior to the Meeting and not revoked before they are exercised, will be voted as specified. If no instructions are specified, the shares represented thereby will be voted (1) in FAVOR of the election of the directors listed in the enclosed Proxy, and (2) in FAVOR of the ratification of Arthur Andersen LLP, as auditors of the Company for 1996. The enclosed Proxy is being solicited by the Board of Directors of the Company.

All expenses of solicitation of these proxies will be borne by the Company. The solicitation is being made by mail and may also be made in person or by telephone by officers, directors and employees of the Company who will receive no additional compensation for their services in connection with the solicitation. Brokers, custodians, nominees and other fiduciaries who hold stock in their names and who solicit proxies from beneficial owners will be reimbursed by the Company for their reasonable expenses in so doing.

The Board of Directors knows of no business which will be presented at the Meeting other than matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the Meeting, it is intended that person named in the Proxy will vote on such matters in accordance with his judgment.

Only holders of the $.12 par value common stock of the Company whose names appear of record on the books of the Company at the close of business on April 1, 1996 are entitled to vote at the Meeting. As of the record date, there were 1,886,668 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Meeting. The vote of majority of shares of Common Stock represented and entitled to vote at the Meeting is required for approval of each proposal being submitted to stockholders. Pursuant to the Company's By-Laws, any proxy marked "abstain" with respect to any item will be treated as present at the meeting for the purposes of determining a quorum, but will not be counted toward approval of any item with respect to which the proxy is marked "abstain."

                GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETING OF THE BOARD OF DIRECTORS

The Board of Directors held six meetings during 1995. Each of the directors attended at least 75% of the meetings of the Board and the Board Committees on which he served.

COMMITTEES

The Company has an Audit Committee consisting of Messrs. Frazier, Nasgovitz and Van Deuren. This Committee met twice in 1995. The Committee recommends the selection of the independent public accountants, reviews the scope and procedures of the planned audit activities of both the independent public accountants and the Company's accounting personnel, and reviews the quality of financial reporting and internal accounting controls. It also approves proposed non-audit services of significance to be performed by the independent public accountants to determine that such services do not compromise their independence. To assure complete independence, the independent public accountants and individuals performing internal accounting functions have full and free access to meet with the Audit Committee, with or without management representatives present, to discuss any appropriate subjects.

The Company has a Compensation Committee consisting of Messrs. Brengel, Frazier, Bleustein and Van Deuren. Among other things, the committee recommends and approves compensation adjustments for senior management; compensation, benefit and incentive plans for management; and benefit plans for the Company as a whole. The Compensation Committee met twice in 1995.

COMPENSATION OF DIRECTORS

Each non-employee director during 1995 received an annual retainer fee of $10,000 plus $500 for each Board or Committee meeting attended. Directors who are also employees are not separately compensated for their duties as directors.

Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C., of which Mr. Van Deuren is a shareholder, has acted and will continue to act as outside legal counsel to the Company on certain matters, and charged the Company for services rendered in 1995, including at times the services of Mr. Van Deuren.

                             ELECTION OF DIRECTORS

The Company's Restated By-Laws provide that the number of directors shall be that number elected by the stockholders from time to time, but not less than three nor more than thirteen. The Board of Directors has nominated the following six persons for election: Bruce A. Beda, Jeffrey L. Bleustein, Frederick L. Brengel, Warner C. Frazier, Michael C. Hadjinian and Richard A. Van Deuren (the "Nominees"). Mr. William J. Nasgovitz, a director of the Company since 1992, submitted his resignation from the Board of Directors on April 17, 1996. The Board of Directors elected Bruce A. Beda to fill the resulting vacancy. The Board has no reason to believe that any of the Nominees will be unable to serve. However, if at or prior to the meeting any of the Nominees should become unable to serve, the shares represented by the proxies being solicited will be voted for the election of a nominee or nominees designated by the Board. A brief biographical statement follows on the Nominees:

BRUCE A. BEDA has been Chief Executive Officer of Orion Partners LLC, a private investment company, since 1995. From 1986 to 1995 he was Vice-President and Chief Financial Officer of Venturedyne LTD. Prior to that he held various management positions at Kimberly-Clark, The Pillsbury Company and Wehr Corporation. Mr. Beda is 55 years old.

JEFFREY L. BLEUSTEIN has been President and Chief Operating Officer of the Motorcycle Division of Harley-Davidson, Inc. and Executive Vice-President of Harley-Davidson, Inc. for more than the past five years. Mr. Bleustein has been a director since 1994 and is a member of the Compensation Committee. Mr. Bleustein is 56 years old.

FREDERICK L. BRENGEL was President and Chief Executive Officer of Johnson Controls, Inc., a manufacturer of automated building controls, automotive batteries and industrial process instrumentation and piping systems from 1967 until his retirement in 1988 and was Chairman of the Board of Johnson Controls from 1985 until his retirement in 1993. He has been a Director of the Company since 1988 and is a member of the Compensation Committee. Mr. Brengel is 73 years old.

WARNER C. FRAZIER has been the Chairman of the Board of Directors, President and Chief Executive Officer of Simplicity Manufacturing, Inc., a manufacturer of lawn and garden tractors and snow removal equipment for more than the past five years. He is Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Frazier has been a Director since 1986 and is 63 years old.

MICHAEL C. HADJINIAN has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since joining the Company in 1992 and President since 1994. From 1988 to the date he joined the Company, he held various senior management positions at FMC Corporation, most recently as General Manager of its Sweeper Division. Mr. Hadjinian is 45 years old.

RICHARD A. VAN DEUREN has been a shareholder of the law firm Reinhart, Boerner, Van Deuren, Norris & Rieselbach, for more than the past five years. This law firm has performed legal services for the Company since its organization in 1982. He is the Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Van Deuren serves in his individual capacity and not as a representative of Reinhart, Boerner, Van Deuren, Norris & Rieselbach. Mr. Van Deuren is 67 years old.

Directors serve one year terms until the next meeting of stockholders or until their successors have been duly elected and officers serve until their successors are duly elected.

PROPOSAL TO APPROVE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has selected Arthur Andersen LLP, to be the Company's auditors for the 1996 fiscal year.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholders' ratification is not received, the Board of Directors may reconsider the appointment.

Arthur Andersen LLP, independent public accountants, have served as the Company's auditors since the founding of the Company in 1982. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, he or she will be provided an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

                               SECURITY OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 1, 1996 by (i) each person who holds of record or is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each director and executive officer individually; and (iii) all directors and executive officers as a group.


                                                         Number of Option       Total Shares and
                               Number of Shares        Shares Beneficially        Option Shares           Percentage of
            Name              Beneficially Owned            Owned               Beneficially Owned     Shares Outstanding
- ----------------------------  ----------------------  ----------------------  ----------------------  --------------------
Trustees of the Rexworks
Inc. Employee Stock
Ownership Trust                  134,085                      --                 134,085                    7.1%
B.A. Beda                          1,000                       0                   1,000                    0.1%
J.L. Bleustein                     2,000                       0                   2,000                    0.1%
F.L. Brengel                      29,300                  25,000                  54,300                    2.9%
R.C. Carone (1)                   71,106                   7,610                  78,716                    4.2%
W.C. Frazier                       8,000                  25,000                  33,000                    1.7%
M.C. Hadjinian (2) (3)           139,785                  43,793                 183,578                    9.7%
C.J. Klinck (1)                   65,829                   7,534                  73,363                    3.9%
T.D. Lauerman (2) (3)            139,085                  13,000                 152,085                    8.1%
G.T. Moeller                       1,400                  13,000                  14,400                    0.8%
W.J. Nasgovitz (4)               236,200                  15,000                 251,200                   13.3%
Heartland Advisors, Inc. (4)     245,600                       0                 245,600                   13.0%
R.A. Van Deuren                   94,419                  25,000                 119,419                    6.3%
C.J. Vogus (3)                     1,500                  14,000                  15,500                    0.8%
All Executive Officers and
Directors as a Group
(11 persons) (2) (3) (4)         414,954                 173,937                 588,891                   31.2%

(1) The amounts shown for Mr. Carone and Mr. Klinck include 2,181 and 2,204 shares, respectively, of Common Stock allocated to their accounts under the Employee Stock Plan. (See Compensation Pursuant to Plans.)

(2) The amounts shown for Mr. Hadjinian, Mr. Lauerman and for all directors and executive officers as a group include 134,085 shares of Common Stock for which Mr. Hadjinian and Mr. Lauerman have dispositive power as Trustees of the Rexworks Inc. Employee Stock Ownership Trust, which holds all shares under the Employee Stock Plan.

(3) The amounts shown for Mr. Hadjinian, and all directors and executive officers as a group exclude 16,667 of option shares which are not currently exercisable.

(4) Heartland Advisors, Inc. is an investment advisory firm located in Milwaukee, WI. Mr. William J. Nasgovitz is President, Chief Executive Officer and a Director of Heartland Advisors, Inc. Mr. Nasgovitz was a member of the Rexworks Board of Directors from 1992 until his resignation on April 17, 1996.

                               PERFORMANCE GRAPH

The graph below shows a comparison of the cumulative total return over five years had $100 been invested at the close of business on December 31, 1990 in each of: Rexworks Inc. Common Stock, the Total Return Index for the NASDAQ Stock Market (U.S. Companies), and the Total Return Index for NASDAQ Non-Financial Stocks. Total return includes increase/decrease in stock price and reinvested dividends.


                          1990      1991      1992      1993     1994     1995
REXWORKS                $100.00   $ 53.05   $134.67   $142.83  $138.75  $ 69.38
NASDAQ NON-FINANCIAL     100.00    160.98    176.09    203.32   194.86   267.92
NASDAQ STOCK MARKET      100.00    160.56    186.87    214.51   209.69   296.30

                                       7

                             EXECUTIVE COMPENSATION

The following table shows the total compensation paid, payable and/or accrued for services rendered during the years ended December 31, 1995, 1994, and 1993 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company ("the named executive officers").

SUMMARY COMPENSATION TABLE

                                      Annual Compensation                 Long Term
                                      -------------------               Compensation
                                                                           Awards
                                                                           ------                  All Other
Name and Principal Position     Year      Salary ($)    Bonus ($)     Options Granted (#)    Compensation ($) (1)
- --------------------------------------------------------------------------------------------------------------------
Michael C. Hadjinian            1995      163,442           --              5,000                    2,772
Chairman, President             1994      153,000       45,000                 --                    2,475
& Chief Executive Officer       1993      150,000           --              5,460                    2,388

Clinton E. Vogus                1995      102,688           --              4,000                    2,260
Vice President -                1994       91,565       22,891             10,000                      989
Operations                      1993           --           --                 --                       --

Christopher J. Klinck           1995       99,781           --              4,000                    2,303
Vice President -                1994       97,888       28,143                 --                    1,762
Compaction Sales                1993       97,888           --              3,543                    1,869

Richard C. Carone               1995       98,272           --              4,000                    2,211
Vice President -                1994       98,272       24,568                 --                    1,769
Marketing                       1993       98,272           --              3,610                      626

George T. Moeller               1995       84,481           --              3,000                    1,785
Vice President -                1994       78,695       14,685                 --                    1,362
Grinder Sales                   1993       59,231           --             10,000                       --

(1) Other compensation represents employer matching contributions under the Rexworks Inc. 401(k) Savings Plan.

OPTION GRANTS IN 1995 FISCAL YEAR

The following table shows stock options granted to the named executive officers during the year ended December 31, 1995.



                                                                                        Potential Realizable Value At Assumed
                                                                                            Annual Rates of Stock Price
                                                                                                   Appreciation
                                                                                                  For Option Term
                                                                                        -------------------------------------
                                          % Of Total
                      Options           Options Granted
                     Granted (#)        To Employees in     Exercise
                                            1995            Price ($)   Expiration Date          5% ($)        10% ($)

M.C. Hadjinian         5,000                16.7%            4.25          2/23/05               13,364        33,867
C.E. Vogus             4,000                13.3%            4.25          2/23/05               10,691        27,094
C.J. Klinck            4,000                13.3%            4.25          2/23/05               10,691        27,094
R.C. Carone            4,000                13.3%            4.25          2/23/05               10,691        27,094
G.T. Moeller           3,000                10.0%            4.25          2/23/05                8,018        20,320

OPTION EXERCISES IN 1995 AND YEAR END OPTION VALUES

The following table shows the number of options exercised during 1995 by the named executive officers as well as the number of unexercised stock options held by the named executive officers as of December 31, 1995.



                Number of Shares        Number of Unexercised   Value of Unexercised
                Acquired on Exercise    Options at 12/31/95     Options at 12/31/95
                (#)                     (#) (1)                 ($) (2)                 Exercise Price ($)
- ----------------------------------------------------------------------------------------------------------------
M.C. Hadjinian      0                       50,000                   6,500                   2.00
                                             5,460                       0                   3.38
                                             5,000                       0                   4.25
C.E. Vogus          0                       10,000                       0                  4.450
                                             4,000                       0                   4.25
C.J. Klinck         0                        3,534                       0                   3.38
                                             4,000                       0                   4.25
R.C. Carone         0                        3,610                       0                   3.38
                                             4,000                       0                   4.25
G.T. Moeller        0                       10,000                       0                   5.25
                                             3,000                       0                   4.25

(1) All options presented in the table were exercisable at December 31, 1995 except as described below. Of the 50,000 options granted to Mr. Hadjinian in 1992, 16,667 shares were exercisable at December 31, 1995, 16,666 shares became exercisable after March 31, 1996 and 16,667 shares become exercisable after March 31, 1997. Of the 10,000 options granted to Mr. Vogus in 1995, 5,000 shares were exercisable at December 31, 1995 and 5,000 shares became exercisable after February 21, 1996.

(2) The value of the unexercised options at December 31, 1995 is computed based upon closing price of the Company's Common Stock on the NASDAQ National Market System on December 30, 1995 ($2.13 per share) less the exercise price of the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION MATTERS

The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of independent, non-employee directors. One of the primary responsibilities of the Committee is to recommend to the Board the appropriate level of executive compensation.

In making its recommendations, the Committee seeks to attract, retain and motivate the most qualified executives available by offering an industry-competitive, performance-based executive compensation package. The Committee's recommendations attempt to offer fair and reasonable fixed compensation (i.e. base salary) tied to the individual executive's skills and responsibilities and a variable compensation component (i.e. annual incentive compensation) tied to the executive's and the Company's results over the most recent fiscal year.

The Committee annually reviews the competitiveness of executive base salary and incentive compensation relative to similar size manufacturing companies. As dictated by general business conditions and competitive restraints, the Committee recommends adjustment to the executive's base salary and modifications to the annual incentive compensation for executives.

Executive compensation currently consists of base salary coupled with cash and stock option awards granted under the Rexworks Inc. Management Incentive Compensation Program (the "Program").

Base Salary

In determining the appropriate level of base salary, the committee considers the executive's experience, job responsibilities and performance.

Management Incentive Compensation Program

The Management Incentive Compensation Program links a portion of each executive's pay to the Company's overall performances as well as the successful and timely achievement of individual objectives.

Through the 1995 fiscal year, the Program set target bonus percentages from 20% to 30% of the participant's base salary. The individual bonus payout ranged from zero to 200% of the individual target bonus depending upon the Company's achievement of key financial performance measures and the individual's achievement of strategic and operational objectives. Effective with the 1995 fiscal year, the Program was amended to create a bonus pool based upon achievement of key financial measures above a minimum threshold. The amended Program sets target bonus percentages from 20% to 40% of the participant's base salary. Individual bonus payouts will be allocated from the pool based upon a proportion of the individual participant's target bonus to the total target bonuses for all participants. The target Company performance measures are developed each year by management and reviewed and approved by the Committee. Individual performance measures are approved by the Committee and are set by identifying significant strategic results needed to meet the Company's long term performance objectives.

Bonus awards are paid in cash. In addition, through the 1995 fiscal year, each participant received a predetermined number of stock options if Company performance targets were met. No cash payments were made under this plan for 1995 performance.

Chief Executive Officer Compensation

The Committee sets the chief executive officer's base salary taking into consideration pay for chief executive officers of other companies of similar size, complexity and performance. Mr. Hadjinian's current annual base salary is $170,000. Mr. Hadjinian is also a participant in the Management Incentive Compensation Program; therefore, a significant portion of his overall compensation is at risk and dependent upon the Company's performance.

When Mr. Hadjinian began his employment with the Company in 1992, he was granted options to purchase 50,000 shares of the Company's Common Stock at an option price of $2.00 per share. The grant of these options was approved by the Board of Directors upon the recommendation of the Compensation Committee and is intended to provide an ongoing performance incentive by increasing Mr. Hadjinian's stake in the Company's future performance.

The Compensation Committee believes that Mr. Hadjinian's compensation package provides him with the incentive to grow the Company's share price and align his interest with the success of the Company.



Warner C. Frazier, Chairman  Jeffrey L. Bleustein

Frederick L. Brengel         Richard A. Van Deuren


INFORMATION ABOUT COMPENSATION PLANS

All employees of the Company participate in the Rexworks Employee Stock Plan ("the Employee Stock Plan") after completing one year of service. The Employee Stock Plan is a stock bonus plan that is qualified under section 401(a) of the Internal Revenue Code. Under the Employee Stock Plan, the Company may make annual contributions of Common Stock or cash to purchase shares of Common Stock in amounts determined by the Board of Directors of the Company, which are allocated to the account of each participant in proportion to the ratio of the participant's taxable earnings from the Company to the taxable earnings of all participants during the year. The Company did not make any contributions to the plan in 1995 and the Board of Directors has not authorized any further contributions to the plan at this time.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT;
OTHER EMPLOYMENT ARRANGEMENTS

The Company has entered into employment contracts with a number of its executive officers. The employment contracts with Messrs. Hadjinian, Carone, and Klinck provide severance payments of one year's salary upon termination other than by reason of death, retirement, disability, or resignation. If a change of control occurred less than two years prior to such termination, the payment is tripled, subject to reduction under certain circumstances. The employment contract with Mr. Vogus requires the payment of one year's salary upon termination if a change in control occurred less than two years prior to such termination. The term "change of control" is defined to mean any change in the composition of the Board of Directors of the Company resulting in a majority of the present Board of Directors not constituting a majority thereafter; provided, however, that in making such determination, directors who were elected by, or on the recommendation of, such present majority shall be deemed a member of the present Board of Directors. The maximum liability represented by the contracts with current Company employees is $1,309,916, assuming current salaries and that maximum payments are made as a result of a change of control.

                STOCKHOLDER'S PROPOSALS FOR 1997 ANNUAL MEETING

It is anticipated that the 1997 Annual Meeting of Stockholder will be held on or about May 15, 1997. In accordance with the provision of Rule 14a-8 of the Proxy Rules of the Securities and Exchange Commission, any stockholder proposals to be considered for possible inclusion in the Company's Proxy Statement for that meeting must be received by Thomas D. Lauerman, the Company's Secretary, 445 West Oklahoma Avenue, P.O. Box 2037, Milwaukee, Wisconsin 53201, no later than the close of business on December 15, 1996.

                                 ANNUAL REPORT

The 1995 Annual Report of the Company has been prepared on an integrated basis with the Company's Annual Report on Form 10-K. A copy of the Annual Report accompanies this Proxy Statement.

                               BY ORDER OF THE BOARD OF DIRECTORS,


                               /s/ Thomas D. Lauerman

                               Thomas D. Lauerman
                               Secretary






Milwaukee, Wisconsin
April 17, 1996